Exhibit 10.47

LEASE TERMINATION AGREEMENT

Thanksgiving Park Five, LLC/Vivint Solar, Inc.

THIS AGREEMENT (this “Agreement”) is entered into as of the 15th day of September, 2014, between THANKSGIVING PARK FIVE, LLC, a Utah limited liability company (“Landlord”), and VIVINT SOLAR, INC., a Delaware corporation (“Tenant”). (Landlord and Tenant are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions. As used in this Agreement, each of the following terms shall have the indicated meaning:

“Lease” means the Lease, dated May 5, 2014, entered into between Landlord, as landlord, and Tenant, as tenant, covering the Premises.

“Premises” means Suite 100 on the first floor, consisting of approximately 6,900 usable square feet and approximately 8,118 rentable square feet, and Suite 500 on the fifth floor, consisting of approximately 25,909 usable square feet and approximately 29,111 rentable square feet, comprising in the aggregate a total of approximately 32,809 usable square feet and approximately 37,229 rentable square feet, together with Balconies A and B, in the office building located at 3101 North Thanksgiving Way, Lehi, Utah.

“Termination Date” means the later of:

(i) the date of “Substantial Completion,” as defined in the new Lease, dated of even date with this Agreement, entered into between T-Stat One, LLC, a Utah limited liability company, an affiliate of Landlord, as landlord, and Tenant, as tenant; or

(ii) two (2) weeks after Tenant vacates the Premises in accordance with Paragraph 17.1 of the Lease,

provided that on or about such date, Tenant takes possession of the premises covered by such new Lease, and begins paying the rent required thereunder.

2. Termination. As of the Termination Date, except as provided below in this Paragraph:

(a) the Lease and all right, title and interest of Tenant under the Lease and in and to the Premises are terminated;

(b) the Lease shall have no further force or effect;

(c) Tenant shall surrender the Premises to Landlord in accordance with the provisions of the Lease relating to the surrender of the Premises on the expiration of the Lease term or the sooner termination of the Lease; and

(d) the Parties are relieved of all of their respective obligations under the Lease,

except (only) for any obligations accruing on or before the Termination Date or any obligations which, by their express terms, survive the expiration of the Term or the sooner termination of the Lease, including, without limitation, the obligations set forth in Paragraph 11 of the Lease. On or prior to the Termination Date, Tenant shall pay all amounts due under the Lease for the period on or prior to the Termination Date, remove all of Tenant’s furniture and other personal property currently located in the Premises, and otherwise comply with Paragraph 17.1 of the Lease. Following the Termination Date, Landlord shall return to Tenant the Security Deposit (as defined in the Lease), subject to and in accordance with Paragraph 6 of the Lease.

3. Representations and Warranties. As an inducement to Landlord to permit the termination of the Lease, Tenant:

(a) represents and warrants to Landlord that Tenant is the holder of all right, title and interest of the tenant under the Lease; and

(b) agrees with Landlord that all terms, covenants and conditions of the Lease have been fully performed and complied with in all respects by Landlord.

4. Attorneys’ Fees. If either Party brings suit to enforce or interpret this Agreement, the prevailing Party shall be entitled to recover from the other Party the prevailing Party’s reasonable attorneys’ fees and costs incurred in any such action or in any appeal from such action, in addition to the other relief to which the prevailing Party is entitled.

5. General Provisions. Time is of the essence with respect to each provision of this Agreement. This Agreement shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Agreement may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Agreement represents and warrants that such individual has been duly authorized to execute and deliver this Agreement in the capacity and for the entity set forth where such individual signs.

[Remainder of page intentionally left blank; signatures on following page]

THE PARTIES have executed this Agreement on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

THANKSGIVING PARK FIVE, LLC, a Utah limited liability company

By	/s/ Andrew Bybee
Andrew Bybee
Authorized Agent

Date	9-15-14

TENANT:

VIVINT SOLAR, INC., a Delaware corporation

By	/s/ Paul Dickson

Print or Type Name of Signatory:

Paul Dickson

Its

Date	9/15/2014